Exhibit 99.1

BioDelivery Sciences Submits NDA For BEMA Fentanyl

Company to Hold Conference Call and Webcast at 2 PM EST Today to Discuss the NDA

Submission and Other Updates

MORRISVILLE, N.C—(BUSINESS WIRE)—October 31, 2007—BioDelivery Sciences International, Inc. (Nasdaq: BDSI, http://www.biodeliverysciences.com) has submitted its New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for BEMATM Fentanyl, BDSI’s treatment for patients with “breakthrough” cancer pain.

The filing of the NDA represents a progression in a series of recent milestones relating to BDSI’s lead product, including the April 2007 announcement that BEMA Fentanyl met the primary efficacy endpoint in its placebo controlled study for breakthrough cancer pain and the recent announcement of a U.S. commercialization partnership with Meda AB.

The FDA will now have sixty days in which to consider the NDA for filing. If accepted for filing, the FDA will have an additional eight months to complete the review of the application; as a result, BDSI expects a final decision by FDA in August 2008. If approved, BDSI is expected to receive milestone payments from Meda totaling $30 million and could begin receiving royalty revenues from the product as early as fourth quarter of 2008. BEMA Fentanyl has minimum peak sales projections of $250 million in the U.S. according to BDSI projections.

“Our team has been very diligent in following the FDA’s guidance on the development of BEMA Fentanyl and the preparation of the NDA,” said Dr. David Wright, Director of Regulatory Affairs at BDSI. “Given the nature of our pre-submission communications with the FDA, we anticipate a very interactive review process over the next ten months.”

As previously announced, the efficacy results from the pivotal Phase III efficacy trial demonstrated that patients treated with BEMA Fentanyl in doses from 200 mcg to 1200 mcg had a significantly greater reduction in pain than patients treated with placebo, with less than 4% of patients discontinuing because of lack of effectiveness. A similar low discontinuation rate (< 3.5%) for lack of efficacy was also seen in the open label long-term safety study that is consistent with the high level of patient global satisfaction with BEMA Fentanyl reported in both studies.

“BEMA Fentanyl is an exciting new product that could offer patients with breakthrough cancer pain a new alternative providing potent pain relief with a rapid onset of action,” said Dr. Richard L. Rauck, one of the clinical investigators in BDSI’s BEMA Fentanyl breakthrough cancer pain program. “What is particularly unique about BEMA Fentanyl is the delivery system. In our experience using BEMA Fentanyl in clinical trials, it delivered reliable doses of pain medication and patients found it very easy and comfortable to use.” Dr. Rauck is the Pain Fellowship Director of Wake Forest University Health Sciences, Executive Director of the Carolinas Pain Institute, and Executive Director of the Center for Clinical Research.

“The safety profile of BEMA Fentanyl is based on the administration of over sixty thousand individual units, by over three hundred cancer patients, with some patients treated for over twelve months in our clinical trial program,” stated Dr. Andrew Finn, Executive Vice President of Product Development. “Analysis of these safety data indicates that BEMA Fentanyl was well tolerated in these patients. Given the sensitivity many cancer patients have associated with their oral mucosa (i.e., cheeks and gums), we took extra care to examine what effects our dosage form (that adheres to the oral mucosa before dissolving) might have in this area. We are very pleased to report that we had no drug related oral irritation that required discontinuation of BEMA Fentanyl in this group of patients. The dosage form appears to be very well tolerated in this group of patients.”

Dr. Mark Sirgo, President and CEO of BDSI, stated, “This is another landmark for BDSI. Our development team is to be congratulated on their focus and commitment to staying the course over the past three years to deliver what we believe is a high quality NDA. We have managed our limited resources extremely prudently over this period, as we seek to preserve stockholder value during the pre-launch phase. Besides the positive Phase III data announced on BEMA Fentanyl earlier in the year, we were also extremely pleased to announce our agreement with Meda AB for the distribution rights to BEMA Fentanyl here in the U.S., Canada and Mexico. They are also our European partner for this product and have committed to making BEMA Fentanyl a top priority as they seek to establish BEMA Fentanyl as a global brand. With their sales and marketing acumen, we believe Meda will be prepared and capable of making BEMA Fentanyl the next entry in the breakthrough cancer pain marketplace and meeting our future target sales goals for the product.”

BDSI announced in September 2007 a licensing agreement with Meda AB for the distribution rights in the U.S. to BEMA Fentanyl. This transaction provided BDSI with an up front payment of $30 million dollars at closing and payments aggregating another $30 million upon FDA approval and commercial launch. In addition to these two milestones, another $30 million could be earned by the achievement of certain sales milestones. These potential payments along with a significant double-digit royalty have put BDSI in position for positive cash flow from operations in 2007 and 2008.

BDSI will host a conference call to discuss the NDA submission of BEMA Fentanyl today October 31, 2007 at 2:00 PM ET. We invite all those interested in hearing management’s discussion to join the call by dialing 1-(866)-831-6272. International participants may access the call by dialing 1-(617)-213-8859. International and domestic callers both need to enter the participant pass code- 55128470 when prompted. A replay will be available for one week following the call by dialing 1-(888)-286-8010 for domestic participants or 1-(617)-801-6888 for international participants and entering pass code 53162057 when prompted. Participants may also access a live web cast of the conference call through the BDSI website at www.biodeliverysciences.com or at http://phx.corporate-ir.net/playerlink.zhtml?c=135244&s=wm&e=1681962. The web cast will be archived on the company’s website for seven days.

About BEMATM Fentanyl

BEMA™ Fentanyl, a treatment for “breakthrough” cancer pain (episodes of pain that “break through” baseline treatments), consists of a small, dissolvable, polymer delivery system, formulated with the opioid narcotic fentanyl, for application to the buccal (inner lining of cheek) membranes. BEMA™ Fentanyl has shown in Phase III clinical studies important patient advantages compared to competing products, especially fewer side effects.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty pharmaceutical company that is focused on developing innovative products to treat acute conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize clinically-significant new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the company’s patented BEMA™ oral adhesive disc technology: BEMATM

Fentanyl, a treatment for “breakthrough” cancer pain, and BEMATM LA, a second analgesic with a target indication of the treatment of moderate to severe pain. The company is also working with both its BEMATM technology and its patented Bioral® nanocochleate technology on products targeted at other acute treatment opportunities such as insomnia, nausea and vomiting, and infections. The company’s headquarters are located in Morrisville, North Carolina and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all.

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